Exhibit 107.1
CALCULATION OF FEES TABLE
FORM 424(b)(5)
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value	Rule 457(r) and Other (1)	28,800,000	7.58 (2)	218,304,000	0.0000927	20,236.78
Fees Previously Paid
	Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value	Rule 457(r) and Other (3)	7,498,608		79,672,710			424(b)(5)	333-253311	11/15/2021	7,385.66
	Total Offering Amounts					297,976,710		27,622.44
	Total Fees Previously Paid							7,385.66
	Total Fee Offsets							0.00
	Net Fee Due							20,236.78

(1)     Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act. As of the date hereof, 7,498,608 shares offered under the registrant’s prospectus supplement, dated November 12, 2021, filed with the Securities and Exchange Commission on November 15, 2021 (Registration No. 333-253311) remain unsold (the “Unsold Shares”). A registration fee for the Unsold Shares was paid at that time. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Shares are included on and offered, in addition to the 28,800,000 shares registered hereby, under this prospectus supplement (Registration No. 333-253311). Accordingly, no filing fee is due for the Unsold Shares.
(2)    Calculated pursuant to Rule 457(c) and Rule 457(r) under the Securities Act, based upon the average of the high and low price per share of our common stock as reported on the New York Stock Exchange on June 7, 2022.
(3)    Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act.